(BC Ziegler Logo)   THE ZIEGLER
                    COMPANIES, INC.

                                   March 22, 1999


215 North Main Street
West Bend, WI 53095-3317
Telephone: (414) 334-5521



To Our Shareholders,

I am pleased to invite you to attend the 1999 Annual Meeting of Shareholders of The Ziegler Companies, Inc. to be held on Monday, April 19, 1999 at 10:00 a.m. at the West Bend Old Courthouse Square Museum, 320 South 5th Avenue, West Bend, Wisconsin.

Whether or not you attend the Annual Meeting, I hope that you read this Proxy Statement carefully, and vote as soon as possible. Early voting will help save your Company the expense of follow-up letters to shareholders who have not responded. Your vote as a shareholder is important, regardless of the number of shares held.

Thank you for your interest and participation in the affairs of the Company.

Sincerely,

/s/ Peter D. Ziegler

Peter D. Ziegler
Chairman, President
and Chief Executive Officer


                          THE ZIEGLER COMPANIES, INC.
                             215 NORTH MAIN STREET
                           WEST BEND, WISCONSIN 53095
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            -----------------------

                             MONDAY, APRIL 19, 1999

               TO THE SHAREHOLDERS OF THE ZIEGLER COMPANIES, INC.

The Annual Meeting of shareholders of The Ziegler Companies, Inc. will be held on Monday, April 19, 1999 at 10:00 A.M. (Central Daylight Time) at the West Bend Old Courthouse Square Museum, 320 South 5th Avenue, West Bend, Wisconsin.

     1. To elect three directors for a term of three years and a fourth director to complete a two year term in a newly created directorship position;

     2. To vote on a proposal to ratify the retention of Arthur Andersen LLP as auditors for 1999; and

     3. To transact any other business which may properly come before the meeting, or any adjournments thereof.

Shareholders of record at the close of business on March 1, 1999 will be entitled to vote at the meeting and any adjournments thereof. Only shareholders of record at the close of business on that date will be entitled to vote. If you plan to attend the meeting in person, and you are a shareholder whose shares are not registered in your own name, please bring to the meeting either (i) the original of the voting form sent to you by your broker with this Notice of Annual Meeting and Proxy Statement, or (ii) other written evidence of your beneficial ownership of shares on the record date, signed by a representative of the record owner.

     A PROXY AND PROXY STATEMENT ARE ENCLOSED. YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THIS MEETING, PLEASE FILL IN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS AND RETURN PROMPTLY. SHAREHOLDERS WHO EXECUTE PROXIES RETAIN THE RIGHT TO REVOKE THEM AT ANY TIME BEFORE THEY ARE VOTED.

     A copy of the 1998 Annual Report to Shareholders and a Proxy Statement accompany this Notice.


                                   By Order of the Board of Directors,

                                   /s/ S. Charles O'Meara

                                   S. Charles O'Meara
                                   Secretary

March 22, 1999
215 North Main Street
West Bend, Wisconsin 53095

                          THE ZIEGLER COMPANIES, INC.
                             215 NORTH MAIN STREET
                           WEST BEND, WISCONSIN 53095
                           --------------------------
      March 22, 1999

                                PROXY STATEMENT
          1999 ANNUAL MEETING OF SHAREHOLDERS, MONDAY, APRIL 19, 1999

      This Proxy Statement is being solicited on behalf of the Board of Directors of The Ziegler Companies, Inc. (the "Company") on or about March 22, 1999, for use at the 1999 Annual Meeting of the shareholders to be held at the West Bend Old Courthouse Square Museum, 320 South 5th Avenue, West Bend, Wisconsin, at 10:00 A.M. (Central Daylight Time), on Monday, April 19, 1999, and at any adjournments of the meeting.

      Each share of the Company's Common Stock, par value $1.00 ("Common Stock") outstanding on the record date is entitled to one vote. Any person giving a proxy in the form accompanying this Proxy Statement may revoke it at any time before its exercise. The proxy may be revoked by filing a written statement of revocation with the transfer agent, Firstar Bank Milwaukee, N.A., or by attendance at the Annual Meeting and election to vote in person.

      A majority of the votes entitled to be cast by shares entitled to vote, represented in person or by proxy, constitutes a quorum for action on a matter
at the Annual Meeting.   Directors are elected by a plurality of the votes cast
by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are considered present for purposes of establishing a quorum but will have no effect on the election of directors except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. Votes attempted to be cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

      The Company will bear the entire cost of preparing, printing and mailing this Proxy Statement and accompanying proxy. Copies of solicitation material will be furnished to brokerage firms, fiduciaries and custodians to forward to beneficial owners of the Common Stock held in the names of such nominees.

      Only shareholders of record on March 1, 1999 are entitled to vote at the meeting. As of that date, the Company's issued and outstanding voting securities consisted of 2,465,581 shares of Common Stock, each having one vote per share.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table indicates the persons who, as of December 31, 1998, were known by the Company to be the beneficial owners of more than 5% of any class of the Company's voting securities. The following information is based on reports on Schedule 13D, as amended, filed with the Securities and Exchange Commission or other reliable information. To the best of the Company's knowledge, all shareholdings represent shares actually owned, and do not include shares which the designated person has the right to acquire.

                              Name and Address of          Amount and Nature of
Title of Class                Beneficial Owner             Beneficial Ownership            Percent of Class
----------------              --------------------         ---------------------            ----------------
Common Stock                  Peter R. Kellogg(1)<F1>             401,050                        16.3%
                              120 Broadway
                              New York, New York

                              New West Investors, L.P.(2)<F2>     208,200                         8.4%
                              800 West State Street
                              Doylestown, Pennsylvania


(1)<F1> Mr. Peter R. Kellogg, Senior Managing Director, Spear, Leeds & Kellogg, 120 Broadway, New York, New York, beneficially owns an aggregate of 401,500 shares of the Company's Common Stock. Of those shares, 101,500 shares were owned by Mr. Kellogg personally, and 150,000 shares were owned by I.A.T. Reinsurance Syndicate, Ltd. ("IAT"), a Bermuda corporation of which Mr. Kellogg is the sole holder of voting stock. In addition, Mr. Kellogg may be deemed to be the indirect beneficial owner of 100,000 shares of Common Stock held by his wife, and 50,000 shares of Common Stock held by the Peter R. and Cynthia K. Kellogg Foundation, by virtue of his shared disposition and voting power. Mr. Kellogg is a director of the Company.

(2)<F2> Based on information filed by New West Investors, L.P. ("New West"), 800 West State Street, Suite 103, Doylestown, Pennsylvania, on
          Schedule 13D, as amended through Amendment 3 filed February 5, 1998, with the Securities and Exchange Commission. Mr. Gerald J. Gagner is the sole general partner of New West with voting and dispositive control over the securities held in New West's investment portfolio. Mr. Gagner may be considered to beneficially own the shares of Common Stock that are owned of record by New West. None of the limited partners of New West has any voting or dispositive control over such securities. According to Schedule 13D, as amended, filed by New West, the shares were purchased for investment purposes only.

      The following table sets forth information concerning the shares of equity securities of the Company beneficially owned by (i) the executive officers of the Company named in the Summary Compensation Table, (ii) each director of the Company and each nominee for director of the Company and (iii) by the directors, nominees and executives of the Company as a group, all as of December 31, 1998. Except as indicated below, no person owns in excess of 1% of the outstanding shares of any class of the Company's equity securities. Unless otherwise noted, each person has sole voting and investment power with respect to the number of shares indicated.

                                                                         Amount and Nature                       Percent
Title of Class          Name of Beneficial Owner     of Beneficial Ownership(3)<F6>(4)<F7>                      of Class
--------------          ------------------------     -------------------------------------                      --------
Common Stock            Donald A. Carlson, Jr.                                      12,987                         *<F3>
                        John C. Frueh                                                1,350                         *<F3>
                        Richard J. Glaisner                                         27,834                          1.1%
                        John R. Green                                                2,811                         *<F3>
                        Peter R. Kellogg(1)<F4>                                    401,050                         16.3%
                        Geoffrey G. Maclay, Jr.(3)<F6>                              10,000                         *<F3>
                        Stephen A. Roell                                             1,250                         *<F3>
                        Dennis A. Wallestad                                          5,100                         *<F3>
                        Frederick J. Wenzel                                            900                         *<F3>
                        Bernard C. Ziegler III (2)<F5>                              38,308                          1.6%
                        Peter D. Ziegler(2)<F5>(3)<F6>                              25,120                          1.0%
                                                                                  --------
All directors and
executive officers as a group                                     TOTAL            526,710                         21.3%

*<F3>Less than 1% of the outstanding shares
------------------------

(1)<F4> Shares shown include an aggregate of 300,000 shares of Common Stock to which Mr. Kellogg, a director, disclaims beneficial ownership.
(2)<F5> Shares shown include an aggregate of 34,064 shares of Common Stock which are held in trusts of which nominees and directors are trustees or in custodial accounts for minors as to which serve as custodians, in the amount indicated: Mr. Peter D. Ziegler (2,800) (custodian, sole voting and investment power) and (9,250) (co-trustee, shared voting and investment power); and Mr. Bernard C. Ziegler III (7,350) (custodian, sole voting and investment power) and (2,450) (co-trustee, shared voting and investment power). These directors disclaim beneficial ownership of these shares other than sole or shared voting and investment power as indicated.
(3)<F6> Includes shares of Common Stock which, as of December 31, 1998, were subject to outstanding stock options exercisable within 60 days as follows: Mr. P.D. Ziegler, 10,667 shares; Mr. D.A. Carlson, 3,150 shares, Mr. G.G. Maclay, Jr., 10,000 shares; Mr. D.A. Wallestad, 5,000 shares; and stock options for all directors and Named Officers as a group, 38,817 shares. Includes shares held in deferred stock plan -- Mr. J.C. Green (1,106.18) and Mr. B.C. Ziegler III (1,106.18).
(4)<F7> Except as otherwise indicated in the previous footnotes, all stock ownership is direct.

                             ELECTION OF DIRECTORS

       The Board of Directors consists of nine members, of whom three members are elected each year to serve for terms of three years or until their successors are elected. Proxies may be voted for the election of Messrs. D. A. Carlson, S. A. Roell, and B. C. Ziegler III for terms expiring in 2002 and for Mr. R. J. Glaisner for a new directorship for a term expiring in 2001.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. D. A. CARLSON, JR.,
S. A.  ROELL, B. C. ZIEGLER III, AND R. J. GLAISNER.

       Directors are elected by a plurality of the votes cast by the Company's shareholders at a meeting at which a quorum is present. Page 2 of this Proxy Statement provides a fuller statement regarding the effect of shareholder voting at the Annual Meeting.

       Biographical summaries of those nominees for director who presently sit on the Board of Directors, as well as for the other incumbent directors, are found below.


                             NOMINEES FOR ELECTION

        Name, Age, Principal Occupation               Director of Company or a Subsidiary
        and Public Directorships(1)<F8>                    Thereof Continuously Since
        ------------------------------                    ---------------------------

CLASS OF 1999 (NOMINEE)
(Term will expire in 2002)

Donald A. Carlson, Jr., Age 51                                        1998
 Senior Managing Director of the
 Health Care and Senior Living Investment
 Banking Group of B.C. Ziegler and Company,
 a subsidiary of the Company.

Stephen A. Roell, Age 49                                              1996
 Senior Vice President and Chief
 Financial Officer, Johnson Controls, Inc.,
 Milwaukee, Wisconsin.

Bernard C. Ziegler III, Age 49                                        1993
 President, Ziegler/Limbach, Inc., West Bend,
 Wisconsin, a business development and management firm.

CLASS OF 2000
(Term will expire in 2000)

John C. Frueh, Age 64                                                 1976
 President, Aegis Group, Inc., Pittsburgh,
 Pennsylvania, a firm specializing in acquisition
 and management of manufacturing and
 distributing companies.

John R. Green, age 54                                                 1994
 Partner, Green Manning & Bunch, Denver, Colorado,
 a private investment banking firm.

NOMINEE
-------

Richard J. Glaisner, age 56                                            --
 Senior Managing Director, Zielger Investment
 Group of B.C. Ziegler and Company, a subsidiary
 of the Company; Director; Principal Preservation
 Portfolios, Inc., and TCF National Bank, Wisconsin.

CLASS OF 2001
-------------
(Term will expire in 2001)

Peter D. Ziegler, Age 49                                              1986
 President and Chief Executive Officer of
 the Company; Director, West Bend Mutual
 Insurance Company, West Bend, Wisconsin; Director,
 Trustmark Insurance Company, Lake Forest, Illinois.

Frederick J. Wenzel, Age 68(1)<F8>                                    1993
 Professor of Medical Practice Management,
 University of St. Thomas Graduate School of
 Business, Minneapolis, Minnesota; Advisor
 to the President, Marshfield Clinic, Marshfield, Wisconsin,
 a multi-specialty medical clinic.

Peter R. Kellogg, Age 56                                              1995
 Senior Managing Director, Spear, Leeds & Kellogg,
 a specialist firm on the New York Stock Exchange; Director,
 Interstate/Johnson Lane, Inc.

------------------------
(1)<F8> Each of the nominees and directors has been in his principal occupation for the past five years or longer with the following exceptions:

     Mr. Wenzel served as Executive Director of the Marshfield Clinic from August 1976 to June 1993. Mr. Wenzel was Executive Vice President and Chief Executive Officer of the Medical Group Management Association in Englewood, Colorado from 1993 to 1996.

     Mr. Richard J. Glaisner was previously Senior Managing Director of Glaisner, Schilffarth, Grande & Schnoll, Ltd., a securities firm acquired by the Company on July 1, 1997.

      Messrs. P. D. Ziegler and B. C. Ziegler III (who are first cousins) and trust or custodian accounts as to which either Mr. P. D. Ziegler or Mr. B. C. Ziegler III serve as co-trustee or custodian collectively own beneficially 2.9% of the outstanding Common Stock of the Company.


                             EXECUTIVE COMPENSATION

      The Summary Compensation Table on the following page discloses the compensation for the past three years of the Company's Chief Executive Officer and four of the most highly compensated executive officers of the Company serving as such during 1998, and whose compensation exceeded $100,000 (the "Named Officers").

      The tables on the following pages provide information concerning the granting and exercise of options during 1998 with respect to each of the Named Officers, and the fiscal year-end value of unexercised options held by each Named Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term Compensation
                                                                                       -----------------------
                                       Annual Compensation                           Awards                 Payouts
                                       -------------------                           ------                 -------
                                                                                            Securities       Long-
                                                                                            Underlying       Term
                                                                             Restricted    Options/Stock   Incentive
                                                             Other Annual       Stock      Appreciation       Plan       All Other
Name and Principal                 Salary                    Compensation       Award         Rights         Payouts    Copensation
Position           Year              ($)      Bonus(1)<F9>    ($)(2)<F10>    ($)(3)<F11> (SAR's)(#)(4)<F12> ($)(5)<F13> ($)(6)<F14>
-----------------  ----           --------    ------------     ---------     -----------  ---------------   ---------   -----------

P. D. Ziegler       1998           200,000        None           None           None           None           None           13,906
President and       1997           200,000        None           6,385          78,000         2,260          None           15,297
Chief Exec. Officer 1996           200,000        None           2,920          None           None           None           14,487

D. A. Carlson, Jr.  1998           161,982        228,570        None           2,643          None           None           19,183
Senior Managing     1997           157,264        250,000        1,406          None           3,150          27,257         15,295
Director, B.C.      1996           151,215        100,000        None           None           None           29,437         14,470
Ziegler and Company

R. J. Glaisner      1998           120,000        372,010        None           None           None           None           2,244
Senior Managing     1997           120,000        168,026        None           None           None           None           2,117
Director, B.C.
Ziegler and Company

G. G. Maclay, Jr.   1998           119,600        40,000         None           None           None           None           10,032
President and       1997           115,000        33,200         None           None           None           None           13,717
Chief Exec.         1996           108,955        8,200          None           None           10,000         None           50,660
Officer, Ziegler
Asset Management, Inc.

D.A.                1998           132,500        110,000        None           None           None           None           9,660
Wallestad(7)<F15>   1997           88,141         35,000         None           None           None           None           480
Sr. Vice President-
Chief Financial Officer

----------------------
 (1)<F9>  Includes bonus and, if applicable, commissions.
 (2)<F10> Value realized upon exercise of stock options.
 (3)<F11> Mr. P. D. Ziegler received 4,000 shares of restricted stock in lieu of a cash bonus in 1997 and the entire amount is included in the 1997 amount at the market value price of $19-1/2 (on the date of the grant). The restricted stock vests over a three year term. The aggregate restricted stock owned by Donald A. Carlson, Jr. initially consisted of 8,669 shares. 8,000 shares of this total were granted on January 26, 1994, and vest at a rate of 20% of the total number of shares of Restricted Stock granted commencing on the first day after the fifth anniversary of the Date of Grant and continuing on the same date each year thereafter, such that all shares of Restricted Stock will be fully vested on the first day after the ninth anniversary of the Date of Grant; and 669 shares of this total were granted on January 27, 1995, and vest at a rate of 20% of the total number of shares of Restricted Stock granted commencing on the first day after the first anniversary of the Date of Grant, and continuing on the same date each year thereafter, such that all shares of Restricted Stock will be fully vested on the first day after the fifth anniversary of the Date of Grant. The above calculation uses the average of bid and ask on the date of vesting ($20.44). Dividends are paid on all restricted stock.
(4)<F12> Mr. Maclay's award for 1996 is a nonstatutory stock option for 10,000 shares, at an exercise price of $18.57 per share, for a term of ten years from the date of grant.
(5)<F13> Mr. Carlson's long-term incentive payout consists of payment of deferred compensation paid in lieu of cash bonus on account of investment banking services performed in prior years.
(6)<F14> Payments included under the Ziegler Growth Retirement Plan a defined contribution qualified plan with a 401(k) component (Mr. P.D. Ziegler, $11,400; Mr. D.A. Carlson, $11,400; Mr. G.G. Maclay, $9,247; and
          Mr. D.A. Wallestad, $8,816); under the profit sharing plan of GS2 Securities, Inc., a subsidiary of the Company suring 1998 (Mr. R.J. Glainser, $1,400); premiums paid by the Company for term life insurance and long-term disability insurance (Mr. P.D. Ziegler, $946; Mr. D.A. Carlson, $946; Mr. R.J. Glaisner, $844; Mr. G.G. Maclay, $785; and Mr. D.A. Wallestad, $844), and dividends received on account of restricted stock (Mr. P.D. Ziegler $1, 560 and Mr. D.A. Carlson $6,837).
(7)<F15>  Mr. Wallestad ceased employment with the Company in February
          1999.

                                               OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                                                                                          Potential Realizable
                                                                                                     Value at Assumed Annual Rates
                                                                                                    of Stock Price Appreciation for
                                                                                                            for Option Term
                                                                                                    -------------------------------
                            Number of        % of Total
                           Securities       Options/SARs
                           Underlying        Granted to    Exercise or    Market Price
                          Options/SARs      Employees in    Base Price     on Date of     Expiration
Name                   Granted(#)(1)<F16>   Fiscal Year       (S/Sh)         Grant           Date            5%            10%
-----                    --------------      ---------        ------         -----           ----           ----           ----
Peter D. Ziegler             15,000              7%          $19.375        $19.375        08-28-03       $160,125       $394,575
Donald A. Carlson, Jr.       15,000              7%          $19.375        $19.375        08-28-03       $160,125       $394,575
Geoffrey G. Maclay, Jr.        ---              ---            ---            ---            ---            ---            ---
Richard J. Glaisner          15,000              7%          $19.375        $19.375        08-28-03       $160,125       $394,575
Dennis Wallestad(2)<F17>     15,000              7%          $19.375        $19.375        08-28-03       $160,125       $394,575
---------------------

 (1)<F16>All options granted in 1998 were pursuant to the Company's 1998 Stock Incentive Plan.
 (2)<F17>Mr. Wallestad ceased employment with the Company in February 1999 and forfeited options for 15,000 shares.

                    ORGANIZATION AND COMPENSATION COMMITTEE

     The Organization and Compensation Committee of the Board of Directors is comprised of non-employee directors, and is responsible for establishing compensation policies for the Company's executive officers, setting the amount of annual compensation for these officers, approving the Company's discretionary deposit to the Company's defined contribution retirement plan, and overseeing generally the compensation policies for securities professionals employed by the firm.

     The competition for qualified and talented employees within the industry is significant and a critical component of the Committee's role is adopting compensation policies which enable the Company to attract and retain the necessary professionals to carry on the Company's business. The Company adopted the 1998 Stock Incentive Plan ("1998 Plan") as part of a strategy to focus senior management on the long term performance of the Company, and to encourage key employees to remain with the firm. In keeping with industry custom, the Company also provides short-term incentives to certain employees in the form of year-end bonuses, which may constitute a major portion of a particular employee's annual compensation.

     The annual compensation of the Company's chief executive, Peter D. Ziegler, consists of a preset base salary, and an incentive bonus which is determined by the Committee after the close of the Company's fiscal year. Mr. Ziegler's base salary is determined on subjective grounds, based on such factors as the responsibilities associated with his position, and the size and complexity of the Company's operations. Mr. Ziegler's base compensation for 1999 was set at $250,000 by the Committee.

     The current policies which affect the annual incentive bonus of the chief executive offer were established in 1998. Under those policies, the maximum bonus for which Mr. Ziegler could qualify is 100% of his base salary, which was $200,000 in 1998. One half of the incentive bonus is derived from a formula which is based on the Company's return on equity. For 1998, no incentive bonus amount was awarded on this basis. The other one half of Mr. Ziegler's incentive bonus is awarded in the discretion of the Committee. In light of the loss sustained by the Company as a result of 1998 operations, no incentive bonus amount was awarded on account of discretionary factors.

     The Company compensates executive officers other than the CEO who have direct revenue-producing responsibilities with fixed salary and formula-based incentives. Applicable formulas focus on matters such as gross revenue, the margins associated which the particular revenue stream, and net contributions to the Company's annual financial performance. In some circumstances, these executives may also be awarded additional bonus amounts, based on the Company's financial performance as a whole, or other specific factors. With respect to executive officers who do not head or participate in revenue-producing divisions or segments of the Company, the CEO informs the Committee of his recommendations for annual salary and bonus. The factors considered by the CEO are subjective, based on his perception of the individual's performance, the Company's overall performance, and other factors. In general, the Committee approved the CEO's recommendations in arriving at 1998 compensation for the other executive officers who are named in the compensation table in this Proxy Statement.

     Additionally, the Committee reviewed and approved a profit sharing contribution for eligible employees of 4% of eligible compensation.

     In August of 1998, the Committee considered and approved the first grant of incentive stock options under the 1998 Plan. Based on management's recommendations, approximately 200,000 options were awarded to key employees of the firm. The options granted in 1998 were all structured in a similar fashion, with a ten year term and an extended period before the option vests, typically eight years. The options provide for early vesting only if the Company achieves certain performance targets, or a change of control of the Company occurs. The option grants are intended to focus senior management and key employees on the long term performance of the Company as a whole, and to foster the retention of personnel. As part of the grant, Peter D. Ziegler received options to purchase 15,000 shares of the Company's common stock.


                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and an index compiled by the Company of publicly held regional brokerage firms.
McDonald & Company Investments, Piper Jaffray Companies Inc. and Rodman & Renshaw Capital Group appeared as components of the industry specific index for years 1993 through 1997, but were omitted in 1998. McDonald & Company Investments and Piper Jaffray Companies Inc. were acquired by other entities. Rodman & Renshaw Capital Group filed for bankruptcy and was delisted from the New York Stock Exchange. The firms contained within the index of publicly held regional brokerage firms are:

     Advest Group Inc.                  Legg Mason Inc.
     Dain Rauscher Corporation          Morgan Keegan Inc.
     First Albany Companies Inc.        Raymond James Financial Corporation
     Interstate/Johnson Lane Inc.       Scott & Stringfellow Financial
     Jefferies Group Inc.               Stifel Financial Corporation
     Kinnard Investments Inc.


    Ziegler     $100       $94      $111      $120      $151      $141
    S&P 500     $100       $76      $109      $152      $271      $246
    Regionals   $100      $101      $139      $171      $229      $294

                           COMPENSATION OF DIRECTORS

     Directors not employed by the Company received the following compensation in 1998 for their services: (a) $11,000 annual retainer, one half paid in cash, the other half paid in shares of Common Stock of the Company; (b) $500 for each board meeting attended and (c) $500 for each committee meeting attended. Directors may elect to defer all or part of compensation earned following the date of such election. Effective in 1999, directors will be paid their entire annual retainer in the form of Common Stock. Deferred amounts, plus interest, are paid in annual installments over a three year period beginning no later than the year after retirement from the Board of Directors. Directors who are employed by the Company or any of its subsidiaries do not receive any fees or retainer related to their services as directors.

                    MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1998, the Board of Directors met six times. Each director attended all of the meetings of the Board, with the exception of Messrs. P.R. Kellogg and S. A. Roell who each attended 83% of the Board meetings. Each director attended all meetings of committees of the Board on which the director served, with the exception of Mr. S.A. Roell, who attended 75% of the Organization and Compensation Committee meetings held.

                   COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors during 1998 was composed of John C. Frueh (Chairman), Peter R. Kellogg and Bernard C. Ziegler III, none of whom is an officer or employee of the Company. The Committee met twice in 1998. The Audit Committee meets with the independent auditors to review the plan for and results of the annual audit, to review the range of audit fees, and to discuss financial reporting policies and practices and the system of internal control. Non-audit services and fees are also reviewed. The Committee meets with the internal auditor to review its activities during the year and the planned activities for the ensuing year. The Committee recommends the engagement of the independent auditors to the Board of Directors.

     The Organization and Compensation Committee of the Board of Directors during 1998 was composed of John R. Green (Chairman), Stephen A. Roell and Frederick J. Wenzel, directors of the Company who are not officers or employees of the Company. During 1998, the Compensation Committee met four times. The Committee reviewed the overall compensation policies, approved the Company's annual compensation program, considered and approved option grants, and determined compensation for the chief executive officer of the Company.

                     SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors proposes the adoption of a resolution approving the Board of Directors' decision to continue the employment of Arthur Andersen LLP as auditors for the Company. If the shareholders fail to ratify such selection, the Board will reconsider it. Representatives of Arthur Andersen LLP will be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions. Arthur Andersen LLP performed the following audit services for the Company during 1998: audits of the annual consolidated financial statements of the Company and its subsidiaries.

                          SHAREHOLDERS PROPOSALS

     Any shareholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the Annual Meeting of Shareholders to be held in 2000 must do so no later than November 25, 1999. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission. Pursuant to Rule 14a-4, any Rule 14a-4 submissions will need to be submitted by February 5, 2000 and the Company may use its discretion in voting proxies with respect to the shareholder proposal not included in the Proxy Statement for the 2000 Annual Meeting unless the Company receives such notice prior to February 5, 2000.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of statements of beneficial ownership and of changes therein furnished to the Company during and with respect to the 1998 calendar year and written representations made to the Company, the management of the Company believes that during 1998, its executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock met Section 16(a) requirements on a timely basis, except that a 1993 grant of options for Messrs. P.D. Ziegler, J.C. Wagner, J.C. Vredenbregt and S.C. O'Meara were not reported until the 1998 calendar year end Form 5 filing. D.A. Wallestad, the Company's former Senior Vice President and Chief Financial Officer failed to timely report a 1997 grant of options until the filing of a 1998 calendar year Form 5 and Messrs. B.C. Ziegler III and Green failed to timely report the receipt of certain shares received in 1996, 1997 and 1998 as partial payment of the annual directors' fees.
Following a complete review of past filing, the Company has implemented additional procedures to assist in compliance with the Section 16 rules.

                               OTHER MATTERS

     The matters referred to in the notice of meeting and in the Proxy Statement are, as far as the Board of Directors now knows, the only matters which will be presented for consideration at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote on them in accordance with their best judgment.

     All shares represented by duly executed proxies will be voted for the election of the nominees named above as directors, unless authority to vote for the proposed slate of directors or any individual director has been withheld. With respect to the other proposals to be considered, all shares will be voted for or against, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted to approve Arthur Andersen LLP as the Company's independent accountants.

     The Company's 1998 Annual Report, although not a part of this Proxy Statement, is enclosed. Copies of the Company's Form 10-K and other filings are available, without charge, from the Company.

                                        By Order of the Board of Directors,
                                        /s/ S. Charles O'Meara

                                        S. Charles O'Meara
                                        Secretary